EXHIBIT 5.01

[Letterhead of Dechert LLP]

June 2, 2008

Intersil Corporation

Attn: General Counsel

1001 Murphy Ranch Road

Milpitas, CA 95035

Re: 12,300,000 shares of common stock to be registered under the Intersil Corporation 2008 Equity Compensation Plan (the “2008 Plan”) and 875,364 shares of common stock to be registered under the Intersil Corporation Employee Stock Purchase Plan (the “ESPP”), as described in the Registration Statement on Form S-8 referred to below.

Gentlemen and Ladies:

We have acted as counsel for Intersil Corporation (the “Company”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), proposed to be issued pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

The Registration Statement relates to the issuance and sale pursuant to the 2008 Plan of up to 12,300,000 shares of Common Stock and the issuance and sale pursuant to the ESPP of up to 875,364 shares of Common Stock (collectively, all such shares of Common Stock to which this Registration Statement relates are referred to herein as the “Shares”).

As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

Our opinion contained herein relates solely to the Delaware General Corporation Law, as amended, and we express no opinion herein concerning the laws of any other jurisdiction.

Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the Registration Statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ DECHERT LLP

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